UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  February 3, 2005

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard South San Francisco, California 94080 (650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2005, Theravance, Inc., a Delaware corporation (“Theravance”), extended an offer of employment to Michael W. Aguiar to serve as its Senior Vice President and Chief Financial Officer.  Mr. Aguiar has accepted this offer and is expected to commence his employment with Theravance by March 7, 2005.

Prior to joining Theravance, Mr. Aguiar served as Vice President of Finance at Gilead Sciences, Inc. since 2002.  Prior to Gilead Sciences, Inc., Mr. Aguiar served as Vice President of Finance at Immunex Corporation from 2001 to 2002.  From 1995 to 2001, he spent six years with Honeywell International/Allied Signal in a variety of positions, including CFO and Vice President Finance for Honeywell Electronic Materials SBU.  Mr. Aguiar earned a BS in biology from UC Irvine and an MBA in finance from the University of Michigan.

Theravance extended the offer of employment to Mr. Aguiar pursuant to an offer letter dated January 31, 2005, which provides that his salary shall be $325,000 per year and that he is eligible to receive a bonus of up to 30% of such salary, based on performance.  Such bonus is guaranteed for 2005.  Mr. Aguiar is entitled to a sign on bonus equal to two times the amount of his expected 2004 bonus from his current employer.  The offer letter is for no specific term of employment.  Mr. Aguiar will be eligible to participate in the change in control severance plan for officers of Theravance.

The offer letter provides that Mr. Aguiar is to receive an option to purchase 175,000 shares of common stock which will vest over four years with the first installment vesting following the expiration of the period during which Theravance stockholders may exercise their put to GlaxoSmithKline in accordance with Theravance’s Certificate of Incorporation.  Mr. Aguiar will be eligible for annual replenishment option grants based on performance for up to 57,750 shares of common stock.  The offer letter provides that Mr. Aguiar is to receive a restricted stock grant for 50,000 shares of common stock that will vest based on continued service, with 50% of the shares vesting following the expiration of the period during which Theravance stockholders may exercise their put to GlaxoSmithKline in accordance with Theravance’s Certificate of Incorporation and 25% of the shares upon each of the next two anniversaries of such date.

As previously disclosed, Marty Glick, Theravance’s current Executive Vice President and Chief Financial Officer, will become Executive Vice President, Strategy upon Mr. Aguiar’s commencement of employment.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: February 4, 2005	By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer

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